December 28, 2007

Jpak Group, Inc.
15 Xinghua Road
Qingdao, Shandong Province
People’s Republic of China
266401

Re:  Letter Agreement

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) relates to (i) that certain Registration Rights Agreement, dated as of August 9, 2007 (“Registration Rights Agreement”), by and among Jpak Group, Inc. (the "Company"), and the purchasers listed on Schedule I thereto (the “Purchasers”), (ii) those certain Series A Warrants issued by the Company to the Purchasers on August 9, 2007 (the "Series A Warrants"), (iii) those certain Series B Warrants issued by the Company to the Purchasers on August 9, 2007 (the "Series B Warrants") and (iv) those certain Series J Warrants issued by the Company to the Purchasers on August 9, 2007 (the "Series J Warrants").

The Purchasers have agreed to exercise the Series J Warrants and, upon such exercise, the Purchasers shall receive from the Company (i) shares of Series B Convertible Preferred Stock (the "Series B Preferred"), (ii) Series C Warrants (the "Series C Warrants") and (iii) Series D Warrants (the "Series D Warrants"), all in accordance with the terms of the Series J Warrants. The shares of common stock of the Company issuable upon conversion of the Series B Preferred and exercise of the Series C Warrants and Series D Warrants are herein referred to as the "Underlying Shares."

In connection with the exercise of the Series J Warrants, the Company and the Purchasers hereby agree as follows:

1. Section 1 of each of the Series A Warrants and Series B Warrants shall be amended by deleting in its entirety each such Section 1 and replacing each such Section 1 with the following:

"1. Term. The term of this Warrant shall commence on August 9, 2007 and shall expire at 6:00 p.m., Eastern Time, on August 9, 2013 (such period being the "Term")."

2. The Series C Warrants and Series D Warrants issuable by the Company upon exercise of the Series J Warrants shall have a term of six (6) years from the date of issuance.

3. The Purchasers hereby agree not to exercise their demand registration rights with respect to the Underlying Shares during the period beginning on the date of exercise of the Series J Warrants and ending on the ninetieth (90th) day following the effective date of the registration statement filed by the Company to register for resale the Registrable Securities (as such term is defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement.

4. The definition of "Effectiveness Date" in the Registration Rights Agreement shall be amended by deleting in its entirety such definition and replacing such definition with the following:

""Effectiveness Date" means, subject to Section 2(b) hereof, with respect to the Registration Statement, the earlier of (A) March 31, 2008 or (B) the date which is within five (5) Business Days after the date on which the Commission informs the Company (i) that the Commission will not review the Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Registration Statement and the Company promptly makes such request; provided that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day."

Except as otherwise provided herein, all of the representations, warranties, covenants, conditions and other provisions of the Registration Rights Agreement, the Series B Preferred, the Series A Warrants, the Series B Warrants, the Series C Warrants, the Series D Warrants and the Series J Warrants are hereby ratified and confirmed and shall continue in full force and effect, enforceable in accordance with the terms thereof.

The Company and the Purchasers hereby represent and warrant that they have full power and authority to enter into this Letter Agreement and that this Letter Agreement constitutes the legal, valid and binding obligation of the Company and the Purchasers, enforceable in accordance with its terms. Upon request, the Company and the Purchasers will execute any additional documents necessary in connection with enforcement hereof.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdictions other than the State of New York.

* * * * *

Delivery of a signed copy of this letter by electronic transmission shall be effective as delivery of the original hereof.

Vision Opportunity Master Fund

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title: Director

QVT Fund LP

By:	/s/ Yi Cen
Name: Yi Cen
Title: Authorized Signatory

Quintessence Fund L.P.

By:	/s/ Yi Cen
Name: Yi Cen
Title: Authorized Signatory

Jpak Group, Inc.

By:  /s/ Yijun Wang

Name: Yijun Wang
Title: President and Chief Executive Officer